UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

CONCUR TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

02-25137	Delaware	91-1608052
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2006, the Board of Directors of Concur Technologies, Inc. appointed Robert T. Abele as a member of the Board of Directors, effective immediately. Mr. Abele was designated as a Class II director; his term will expire at the 2007 annual meeting of stockholders. Mr. Abele was also appointed to serve as a member of Concur’s Audit Committee and Compensation Committee.

Mr. Abele has served as president of Corporate Payment Systems for U.S. Bancorp, a global leader in corporate, government, purchasing, fleet, and aviation cards, as well as business-to-business payment services, since 2001. Prior to that, Mr. Abele held various senior management positions at U.S. Bancorp and its predecessors. Mr. Abele has a B.S. in Economics and Finance from Lehigh University.

On March 8, 2006, Concur issued a press release announcing the events described above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated March 8, 2006 announcing appointment of Robert T. Abele to Concur’s Board of Directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	CONCUR TECHNOLOGIES, INC.

	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press release dated March 8, 2006 announcing appointment of Robert T. Abele to Concur’s Board of Directors.

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